                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             THE WMF GROUP, LTD.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                              THE WMF GROUP, LTD.
                                ---------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 10, 1999

                                ---------------

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of The WMF Group, Ltd., a Delaware corporation ("WMF" or the "Company"), will be held in the Tyson's Room of the Comfort Inn located at 1587 Spring Hill Road, Vienna, Virginia 22182, on Thursday, June 10, 1999 at 10:00 a.m., local time, for the following purposes:

        1.      To elect eight directors.

        2. To ratify the selection of KPMG LLP as the Company's independent public accountants.

        3. To approve an amendment to the Company's Key Employee Incentive Plan ("KEIP").

        4. To transact any and all other business that may properly come before the meeting.

     All stockholders of record at the close of business on April 19, 1999 are entitled to notice of and to vote at this meeting.

     Stockholders are requested to sign and date the enclosed proxy and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States.


                                         By order of the Board of Directors

                                         /s/ BARBARA EKSTROM

                                         Barbara Ekstrom, Secretary

Vienna, Virginia
April 28, 1999



     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY IS MAILED WITHIN THE UNITED STATES.



 This proxy statement is first being mailed to stockholders on April 28, 1999.

                              THE WMF GROUP, LTD.

                                PROXY STATEMENT
                                    FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS

                                 June 10, 1999


General

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The WMF Group, Ltd., a Delaware corporation incorporated in 1992 ("WMF" or the "Company"), for the Annual Meeting of Stockholders of WMF to be held at 10:00 a.m., local time, on Thursday, June 10, 1999, in the Tyson's Room of the Comfort Inn located at 1587 Spring Hill Road, Vienna, Virginia 22182, and any adjournments thereof, for the purposes set forth in the notice of the meeting.

     Stockholders with questions or who would like to receive a free copy of the Company's 1998 Form 10-K should contact Michael D. Ketcham, Chief Financial Officer and Treasurer, at the above address or by telephone at (703) 610-1400.

     This Proxy Statement is first being distributed to stockholders on or about April 28, 1999, and the cost of this solicitation is being borne by the Company.

Voting Rights and Outstanding Shares

     As of April 19, 1999, the Company had outstanding 11,294,935 shares of its common stock. Each share of common stock entitles the holder of record thereof at the close of business on April 19, 1999 to one vote on the matters to be voted upon at the meeting.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, they will be voted
(1) to elect the eight nominees listed under "Election of Directors," or the nominees for which approval has not been withheld, (2) to ratify the selection of KPMG LLP as independent public accountants for the fiscal 1999 audit and (3) to approve the amendment to the Company's Key Employee Incentive Plan ("KEIP"). Should any person nominated to serve as a director be unable or unwilling to serve, those named in the form of proxy for the Annual Meeting intend to vote for such other person as the Board of Directors may recommend. Any stockholder has the right to revoke his or her proxy at any time before it is voted by attending the meeting and voting in person or filing with the Secretary of the Company a written instrument revoking the proxy or delivering another newly executed proxy bearing a later date.

     As of the date hereof, management of WMF has no knowledge of any business other than that described in the notice for the Annual Meeting which will be presented for consideration at such meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of the proxy shall have discretionary authority to vote all such proxies as they shall decide.

Quorum, Requested Votes and Method of Tabulation

     Consistent with Delaware law and under the Company's By-Laws, 34% of shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Accordingly, at least 3,840,278 shares must be present or represented by proxy at the Annual Meeting to constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The eight nominees for election as directors at the Annual Meeting who receive the greatest numbers of votes properly cast for the election of directors shall be elected directors. Ratification of the selection of the Company's independent public accountants and approval of the amendment to the KEIP require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

     The election inspectors will count the total number of votes cast "for" approval of proposals for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not affect the outcome of any of the proposals.

1.  ELECTION OF DIRECTORS

     At the Annual Meeting, it is intended that the Company's Board of Directors be elected to serve until the next Annual Meeting or until their successors shall have been duly elected and qualified. The following persons have been nominated as directors by the Board of Directors of the Company. All nominees except Mr. Cremens are currently directors of the Company.


Name                       Age               Position
----                       ---               --------

J. Roderick Heller III      61          Chairman of the Board

Shekar Narasimhan           45          Director, President and Chief
                                         Executive Officer

Mohammed A. Al-Tuwaijri     43          Director

Michael R. Eisenson         43          Director

Tim R. Palmer               41          Director

John D. Reilly              56          Director

Herbert S. Winokur, Jr.     55          Director

Charles H. Cremens          45          Director Nominee

     J. Roderick Heller III has served as Chairman of the Board since 1996. Mr. Heller is currently the Chairman and Chief Executive Officer of Carnton Capital Associates, L.L.P., an investment company located in Washington, D.C. He served as a Director, President and Chief Executive Officer of NHP

Incorporated ("NHP") beginning in 1986 and served as Chairman of NHP's Board from 1988 to 1997. From 1982 until 1985, Mr. Heller served as President and Chief Executive Officer of Bristol Compressors, Inc., a Bristol, Virginia-based company involved in the manufacturing of air conditioning compressors. From 1971 until 1982, he was a partner in the Washington, D.C. law firm of Wilmer, Cutler & Pickering. Mr. Heller is a Director of Auto-Trol Technology Corporation and City First Bank of D.C. Mr. Heller is Chairman of public television station WETA and is trustee of numerous housing-related and other non-profit institutions.

     Shekar Narasimhan has served as a Director, President and Chief Executive Officer of the Company since 1992 and as a Director, President and Chief Executive Officer of WMF Washington Mortgage Corp., a subsidiary of the Company ("Washington Mortgage"), since its incorporation in 1990. Mr. Narasimhan has 20 years of experience in property management and real estate mortgage finance, primarily for multifamily properties. He has been a member of the Board of Governors of the Mortgage Bankers Association of America (the "MBA") since 1995 and serves as the Chairman of the MBA's newly formed Commercial/Multifamily Board. Mr. Narasimhan was the 1996 recipient of the MBA's Burton C. Wood Legislative Service Award.

     Mohammed A. Al-Tuwaijri has served as a Director of the Company since 1992. He was Chairman of the Company's Board from 1992 to 1996. He served as a Director of Washington Mortgage from 1990 to 1996 and was Chairman of Washington Mortgage's Board from 1991 to 1996. He also served as a Director of WMF/Huntoon, Paige Associates Limited ("WMF/Huntoon, Paige"), another subsidiary of the Company, from 1991 to 1996. Mr. Al-Tuwaijri has been President of Dar Al-Majd Consulting Engineers since 1981 and serves as a Director of Al-Thomad Trading & Contracting.

     Michael R. Eisenson has served as a Director of the Company since 1997. He also served as a Director of NHP from 1990 until May 1997. Since July 1998, Mr. Eisenson has been a Managing Director and the Chief Executive Officer of Charlesbank Capital Partners, LLC ("Charlesbank"), a private investment firm located in Boston and the successor to Harvard Private Capital Group, Inc. ("Harvard Private Capital"). Mr. Eisenson is a co-founder of Charlesbank. From 1986 through June 1998, Mr. Eisenson was the President and Chief Executive Officer of Harvard Private Capital, which managed the private equity and real estate portfolios of the Harvard University endowment fund. Charlesbank is the investment advisor to Demeter Holdings Corporation ("Demeter"), a controlling stockholder of the Company, and to Phemus Corporation ("Phemus"), an investment affiliate of Demeter. Mr. Eisenson is a Director of CCC Information Services Group, Inc., Harken Energy Corporation, ImmunoGen, Inc., Playtex Products, Inc. and United Auto Group, Inc.

     Tim R. Palmer has served as a Director of the Company since 1996. He also served as a Director of NHP from 1990 until May 1997. Since July 1998, Mr. Palmer has been a Managing Director of Charlesbank. Mr. Palmer is a co-founder of Charlesbank. From 1990 to June 1998, Mr. Palmer was a Managing Director of Harvard Private Capital. From 1987 to 1990, Mr. Palmer was Manager - Business Development at The Field Corporation, a private investment firm. Mr. Palmer is a Director of Bell Sports.

     John D. Reilly has served as a Director of the Company since 1996. He is the President of Reilly Investment Corporation, a real estate investment company, and from 1991 through 1994 he was Executive Director of Reilly Mortgage Group, Inc., a mortgage banking and servicing company. Mr. Reilly serves as a Director of Mexico Private Equity Fund. He is also a board member of Maret School, Victory Housing, Raphael Inc., Manor Apartments and Avondale Park Apartments.

     Herbert S. Winokur, Jr. has served as a Director of the Company since 1997. He also served as a Director of NHP from 1991 until May 1997. Since 1987, he has served as the President and Chief

Executive Officer of Capricorn Holdings, Inc. Mr. Winokur is also the Managing General Partner of Capricorn Investors, L.P. and Capricorn Investors II, L.P., private investment partnerships concentrating on investments in restructure situations. Mr. Winokur serves as a Director of DynCorp, Enron Corp., Mrs. Fields Holdings, Inc., NAC Re Corporation and CCC Information Services Group, Inc.

     Charles H. Cremens is a new nominee to the Board of Directors. Mr. Cremens is currently self-employed as a consultant and provides consulting services to the Company. From 1996 to 1997, Mr. Cremens was the Chief Investment Officer for Beacon Properties Corp., a real estate investment trust that invests in office properties. Prior to that time, he was employed by Aetna Life Insurance Company as its head of mortgage and real estate investments.

     During the fiscal year ended December 31, 1998, the WMF Board of Directors held 17 meetings and acted by written consent on four additional occasions.
Each of the directors attended at least 75% of the meetings of the Board and the committees on which he serves held during such director's term, except for Messrs. Al-Tuwaijri.

     There are two committees of the Board of Directors: (1) a Compensation Committee and (2) an Audit Committee.

     The Compensation Committee reviews salary policies and compensation of officers and other members of management and approves compensation plans and awards. The Compensation Committee also administers the Company's Stock Option Plan, Employee Stock Purchase Plan and Key Employee Incentive Plan. Messrs. Eisenson and Winokur are the members of the Compensation Committee. During the fiscal year ended December 31, 1998, the Compensation Committee met on four occasions. See "Executive Compensation - Compensation Committee Report on Executive Compensation."

     The Audit Committee reviews the Company's annual audit and meets with the Company's independent accountants to review the Company's internal controls and financial management practices. The Audit Committee consists of Messrs. Reilly, Al-Tuwaijri and Palmer. During the fiscal year ended December 31, 1998, the Audit Committee met on three occasions.

Director Compensation

     The Company compensates each director who is not also an executive officer of the Company ("Non-Management Directors") for all out-of-pocket expenses related to his service as director. Each Non-Management Director received options to purchase 5,000 shares of common stock for his services as director in the year ended December 31, 1998. Those options are exercisable on and after July 1, 1999. Options granted as compensation for Messrs. Palmer and Eisenson's services as directors were issued in the name of Demeter. Options granted as compensation for Mr. Winokur's services as a director were issued in the name of Capricorn Investors II, L.P. During 1998, Mr. Reilly also received 10,000 shares of restricted stock and an amount equal to $30,000 for his services as a director. In addition, Mr. Heller received 10,000 shares of restricted stock and cash compensation in the amount of $50,000 for his services as Chairman of the Board and as a consultant to the Company.

     The Board of Directors recommends a vote FOR each of the nominees to the Board of Directors.

2.  PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP has served as the Company's independent auditors since December 8, 1997. The Company has again selected KPMG LLP to audit the financial statements of the Company for fiscal 1999. The Company expects that representatives of KPMG LLP will be present at the Annual Meeting and available to respond to appropriate questions, and such representatives will be given the opportunity to make a statement if they desire to do so.

     Arthur Andersen LLP had been the Company's auditors since July 1996 after the Company was acquired by NHP. The Company decided to terminate its relationship with Arthur Andersen LLP and re-engage KPMG Peat Marwick LLP, the Company's auditors prior to the acquisition by NHP. Arthur Andersen LLP's report on the Company's financial statements for the year ended December 31, 1996 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the same period, and from January 1, 1997 through December 8, 1997, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its report.

     During the Company's fiscal year ended December 31, 1996, the Company had not consulted with KPMG LLP on items that (1) concerned the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (2) concerned the subject matter of a disagreement or reportable event with Arthur Andersen LLP.

     Arthur Andersen LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that Arthur Andersen LLP agrees with the statements, pertaining to them, contained above.

     The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP.

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S KEY EMPLOYEE INCENTIVE PLAN

     The Company proposes to amend the Company's KEIP to limit the incentive stock options that may be issued under the KEIP. The KEIP currently permits the Company to issue a maximum number of shares of restricted stock and shares issuable pursuant to stock options equal to 8% of the Company's outstanding shares plus 500,000 shares. The amendment provides that, of that amount, the Company may issue no more than 368,000 incentive stock options, as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. The amendment is necessary so that options issued under the KEIP that are intended to qualify as incentive stock options do, in fact, do so. To date, the Company has not issued any incentive stock options pursuant to the KEIP.

     The Board of Directors recommends a vote FOR ratification of the amendment to the Company's KEIP.

                               EXECUTIVE OFFICERS

     The executive officers and certain other officers of the Company are as follows:

Name                               Age                     Position
---------------------------------  ---  -----------------------------------------------

Shekar Narasimhan                   45  Director, President and Chief Executive Officer

Mitchell D. Clarfield               39  Executive Vice President -- Advisory Services
                                         and Director of National Sales

James L. Clouser                    57  Executive Vice President  FHA Business

Michael H. Greco                    48  Executive Vice President  Conduit and
                                         Specialty Lending

Michael D. Ketcham                  40  Executive Vice President, Chief Financial
                                         Officer and Treasurer

Douglas J. Moritz                   49  Executive Vice President  Multifamily
                                         Business

Glenn A. Sonnenberg                 42  Executive Vice President -- Advisory Services
                                         and Chief Operating Officer

Clarke B. Welburn                   51  Executive Vice President -- Risk Management

Joan C. May                         42  Senior Vice President and Chief
                                         Underwriter -- Multifamily

Elizabeth Whitbred-Snyder           44  Senior Vice President -- Operations
                                         and Assistant Secretary

     Information regarding the executive officers of the Company other than Mr. Narasimhan is set forth below. Information regarding Mr. Narasimhan is set forth under "Election of Directors," above.

     Mitchell D. Clarfield has served as an Executive Vice President of the Company since 1998. Mr. Clarfield also serves as co-Chief Executive Officer of WMF Carbon Mesa Advisors, Inc., a subsidiary of the Company. From 1994 to 1998, Mr. Clarfield was the founder and served as President and Chief Executive Officer of Carbon Mesa Advisors, Inc. From 1990 to 1993, Mr. Clarfield served as Senior Vice President of Secured Capital Corp., a Los Angeles-based investment advisory firm. Prior to that, Mr. Clarfield served as Vice President in the Commercial Mortgage Trading Group of Drexel Burnham Lambert.

     James L. Clouser has served as an Executive Vice President of the Company since 1997. Mr. Clouser is the President and Chief Executive Officer of WMF/Huntoon, Paige. He joined WMF/Huntoon, Paige in 1979 and served as President and Chief Operating Officer of that subsidiary from 1989 until 1999. Mr. Clouser has 22 years of real estate finance experience. He is active in the MBA and sits on the Insured Project and Income Producing Loan Subcommittee of the MBA. Mr. Clouser is a regular speaker at MBA seminars and conventions and was contributing editor to the MBA Servicing Handbook.

     Michael H. Greco has served as an Executive Vice President of the Company since 1998. Mr. Greco is currently the Executive Vice President - Conduit and Specialty Lending for Washington Mortgage. Since February 1998, Mr. Greco has
served as the President and Chief Executive Officer of WMF Capital Corp.   From
1994 to 1998, Mr. Greco served as the Managing Director of Real Estate Capital Markets at First Union National Bank. From 1991 to 1994, Mr. Greco served as Senior Vice President at Donaldson, Lufkin & Jenrette, where he was responsible for commercial mortgage-backed securities.

     Michael D. Ketcham has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since 1997. Mr. Ketcham has also served as an Executive Vice President, Chief Financial Officer and Treasurer of Washington Mortgage since 1996. Prior to joining the Company, Mr. Ketcham served as Vice President of Corporate Financial Planning at Marriott Corporation and one of its successor companies, Marriott International, from 1992 to 1994, and as Vice President of Treasury Development at Marriott International from 1994 to 1996. Mr. Ketcham joined Marriott Corporation in 1986. He has 17 years of corporate finance experience.

     Douglas J. Moritz has served as an Executive Vice President of the Company since 1997. He currently serves as Chief Executive Officer - Multifamily Business of Washington Mortgage. Mr. Moritz joined Washington Mortgage in 1988, serving as Executive Vice President - Lending from 1990 to 1996. Mr. Moritz has 27 years of experience in the multifamily industry, with 16 years of experience in multifamily finance. He has served on the Board of Governors of the Mortgage Bankers Association of Metropolitan Washington, Inc. (the "Association") since 1993, was the Chairman of the Association's Income Property Committee in 1995 and 1996 and served as the Association's President in 1997 and Chairman of the Board in 1998. Mr. Moritz was a member of the Fannie Mae DUS Lenders' Advisory Council from 1996 to 1998.

     Glenn A. Sonnenberg has served as Executive Vice President and Chief Operating Officer of the Company since 1998. Mr. Sonnenberg also serves as co-Chief Executive Officer of WMF Carbon Mesa Advisors, Inc. From 1996 to 1998, Mr. Sonnenberg served as Managing Director of Carbon Capital Mortgage Partners and as Principal of Strategic Real Estate Partners. From 1995 to 1996, Mr. Sonnenberg served as President and Chief Executive Officer of ING Real Estate
Investors.   From 1994 to 1995, Mr. Sonnenberg served as Executive Vice
President and co-Chief Executive Officer of Kearny Street Real Estate Company. From 1980 to 1993, Mr. Sonnenberg was a partner in the Los Angeles law firm of Allen, Matkins, Leck, Gamble & Mallory.

     Clarke B. Welburn has served as Executive Vice President of the Company since 1997. He also serves as Executive Vice President -- Risk Management for Washington Mortgage. From 1990 to 1996, he served as Executive Vice President -
- Credit Policy for Washington Mortgage. Mr. Welburn joined Washington Mortgage in 1988. Mr. Welburn has 26 years of lending experience.

     Joan C. May has served as Senior Vice President of the Company since 1997. Since 1992, Ms. May has served as Senior Vice President and Chief Underwriter of Washington Mortgage. Ms. May joined Washington Mortgage in 1989, serving as Vice President - Underwriting from 1990 to 1992. She has 15 years of real estate lending experience.

     Elizabeth Whitbred-Snyder has served as Senior Vice President of the Company since 1997. From 1990 to 1997, Ms. Whitbred-Snyder served as Controller of Washington Mortgage. In addition, Ms. Whitbred-Snyder served as Vice President of Washington Mortgage from 1990 to 1992. She is a certified public accountant and has 15 years of financial services experience.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of April 19, 1999, the number and percentage of outstanding shares of the Company's common stock beneficially owned by all persons known by the Company to own beneficially more than 5% of the Company's common stock.


Name and Address of Beneficial Owner     Number    Percent
------------------------------------    ---------  --------

Demeter Holdings Corporation (1)        5,425,902    48.04%
     600 Atlantic Ave.
     Boston, MA  02210

Michael R. Eisenson (2)                 5,425,902    48.04%
     600 Atlantic Ave.
     Boston, MA  02210

Tim R. Palmer (2)                       5,425,902    48.04%
     600 Atlantic Ave.
     Boston, MA  02210

Herbert S. Winokur, Jr. (3)             1,909,065    16.90%
     30 East Elm Street
     Greenwich, CT  06830

Capricorn Investors II, L.P. (4)        1,730,532    15.32%
     30 East Elm Street
     Greenwich, CT  06830

------------

(1)  Includes: (A) 5,134,483 shares of common stock owned directly by Demeter;
     (B) 281,419 shares of common stock owned by Phemus, and (C) 10,000 shares subject to options that are exercisable currently or within 60 days of the date of this Proxy Statement.
(2)  Includes: (A) 5,134,483 shares of common stock held directly by Demeter;
     (B) 281,419 shares of common stock owned by Phemus, and (C) 10,000 shares subject to options that are exercisable currently or within 60 days of the date of this Proxy Statement. Messrs. Eisenson and Palmer disclaim beneficial ownership of all the shares held by Demeter and Phemus. Messrs. Eisenson and Palmer are also directors of the Company, but have not been listed separately in the following Officers and Directors chart.
(3) Includes: (A) 1,730,532 shares beneficially owned by Capricorn Investors II, L.P., (B) 163,533 shares beneficially owned by Capricorn Holdings, Inc., (C) 10,000 shares owned by two revocable trusts benefiting members of Mr. Winokur's family and (D) 5,000 shares subject to options that are exercisable currently or within 60 days of the date of this Proxy Statement.
(4) Includes all shares owned by Capricorn Investors II, L.P., of which Capricorn Holdings, LLC is the general partner.

     The following table sets forth, as of April 19, 1999, the number and percentage of outstanding shares of the Company's common stock beneficially owned by (i) each director and director nominee who was not listed as a 5% beneficial owner, (ii) the Chief Executive Officer and each of the five other most highly compensated executive officers of the Company, including one executive officer who terminated his employment with the Company during 1998 (the "Named Executive Officers"), and (iii) all directors and executive officers as a group. The business address of each of the following persons is 1593 Spring Hill Road, Suite 400, Vienna, Virginia 22182, unless otherwise specified.


Name and Address of Beneficial Owner      Number    Percent
---------------------------------------  ---------  --------

Mohammed A. Al-Tuwaijri (1)                150,040     1.33%
     P.O. Box 60212
     Tamaneen Street
     Riyadh 11545
     Saudi Arabia

J. Roderick Heller III (2)                 294,970     2.61%
     2445 M Street, N.W., Suite 460
     Washington DC  20037

John D. Reilly (3)                         215,033     1.90%
     5335 Wisconsin Avenue, N.W. #440
     Washington, D.C.  20015

Shekar Narasimhan (4)                      287,522     2.55%

Lawrence A. Brown (5)                       11,517       *

Mitchell D. Clarfield (6)                  234,045     2.07%

Michael H. Greco (7)                        58,172       *

Douglas J. Moritz (8)                       22,100       *

Glenn A. Sonnenberg (9)                     84,709       *

Charles H. Cremens                               0      --
     345 Highland Street
     Weston, Massachusetts 02493

All directors and executive officers
as a group (17 persons) (10)             8,661,687    76.69%
------------------------------------
*  Less than 1%

(1) Includes: (A) 145,040 shares of common stock owned by Commonwealth Overseas Trading Company Limited, over which Mr. Al-Tuwaijri shares voting and investment power with Mr. Narasimhan, and (B) 5,000 shares subject to options that are exercisable currently or within 60 days of the date of this Proxy Statement.

(2) Includes: (A) 10,000 shares of restricted stock owned directly by Mr. Heller that will vest on January 31, 2000; (B) 118,464 shares of unrestricted common stock owned directly by Mr. Heller; (C) 6,216 shares of common stock held in trust for Mr. Heller's grandchild, over which Mr. Heller has sole voting and investment control; (D) 35,000 shares held by the Heller Family Foundation, over which Mr. Heller shares control of voting and investment decisions with his children; and (E) 125,290 shares subject to options that are exercisable currently or within 60 days of the date of this Proxy Statement.

(3) Includes: (A) 10,000 shares of restricted common stock held by directly Mr. Reilly, which will vest on January 31, 2000; (B) 200,033 shares of unrestricted common stock held directly by Mr. Reilly, and (C) 5,000 shares subject to options that are exercisable currently or within 60 days of the date of this Proxy Statement. Excludes 23,108 shares held in trust for the benefit of Mr. Reilly's daughters, over which Mr. Reilly has no voting or investment control and of which Mr. Reilly disclaims beneficial ownership.

(4) Includes: (A) 20,000 shares of restricted stock which will be forfeited on June 30, 2000, unless the Company first achieves certain performance goals;
     (B) 45,415 shares of unrestricted common stock owned directly by Mr. Narasimhan; (C) 145,040 shares of common stock owned by Commonwealth Overseas Trading Company Limited, over which Mr. Narasimhan shares voting power with Mr. Al-Tuwaijri, and (C) 77,067 shares subject to options that are exercisable currently or within 60 days of the date of this Proxy Statement.

(5)  Includes: (A) 11,000 shares of common stock held directly by Mr. Brown and
     (B) 517 shares of common stock held by Mr. Brown's spouse. Mr. Brown disclaims beneficial ownership of the shares held by his spouse. Mr. Brown terminated his employment with the Company on November 13, 1998. The information on his beneficial ownership of Company securities is based solely on information filed with the Securities and Exchange Commission and provided to the Company by Mr. Brown.

(6) Includes: (A) 141,345 shares of unrestricted common stock held directly by Mr. Clarfield; (B) 25,000 shares of restricted common stock held directly by Mr. Clarfield, which will be forfeited on June 30, 2000, unless the Company first meets certain performance goals; (C) 63,500 shares of unrestricted common stock held by Carbon Mesa Advisors, Inc., which is owned by Mr. Clarfield and his spouse, and (D) 4,200 shares subject to options that are exercisable currently or within 60 days of the date of this Proxy Statement.

(7)  Includes: (A) 13,174 shares of common stock held directly by Mr. Greco;
     (B) 27,598 shares of common stock held by Mr. Greco's spouse, and (C) 17,400 shares subject to options exercisable currently or within 60 days of the date of this Proxy Statement.

(8)  Includes: (A) 2,833 shares of common stock held directly by Mr. Moritz and
     (B) 19,267 shares subject to options that are exercisable currently or within 60 days of the date of this Proxy Statement.

(9) Includes: (A) 54,509 shares of unrestricted common stock owned directly by Mr. Sonnenberg; (B) 1,000 shares of unrestricted common stock owned jointly by Mr. Sonnenberg and his spouse; (C) 25,000 shares of restricted common stock owned directly by Mr. Sonnenberg, and (D) 4,200 shares subject to options that are exercisable currently or within 60 days of the date of this Proxy Statement.

(10) Includes: (A) 5,134,483 shares of common stock beneficially owned by Demeter; (B) 281,419 shares of common stock beneficially owned by Phemus;
     (C) 1,730,532 shares of common stock beneficially owned by Capricorn Investors II, L.P.; (D) 163,533 shares of common stock beneficially owned by Capricorn Holdings, Inc.; (E) 11,517 shares of common stock owned by Mr. Brown, who is no longer an employee of the Company, and (F) 377,457 shares of common stock subject to options that are exercisable currently or within 60 days of the date of this Proxy Statement.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation paid by the Company for services rendered during the years ended December 31, 1998, 1997 and 1996 to the Named Executive Officers.

                                 Summary Compensation Table

                                                                          Long Term
                                   Annual Compensation               Compensation Awards
                             ----------------------------------------------------------------
                                                                 Restricted                    All Other
Name and Principal Position  Year       Salary     Bonus(1)      Stock($)(2)   Options(#)(3)   Compensation(4)
---------------------------  -----    ---------   ----------    -------------  -------------   ---------------
Shekar Narasimhan             1998     $275,000     $      0         $120,000         20,000           $ 5,740
President and Chief           1997      250,000      175,000              n/a         84,000            10,383
 Executive Officer            1996      240,000      110,000              n/a         26,667             6,533


Lawrence A. Brown  (5)        1998     $115,746     $442,050              n/a         54,500           $   775
Senior Vice President         1997          n/a          n/a              n/a            n/a               n/a
                              1996          n/a          n/a              n/a            n/a               n/a

Mitchell D. Clarfield         1998     $131,250     $ 94,061         $150,000         21,000           $ 1,956
Executive Vice                1997          n/a          n/a              n/a            n/a               n/a
 President                    1996          n/a          n/a              n/a            n/a               n/a


Michael H. Greco              1998     $129,807     $190,886              n/a         59,500           $ 5,535
Executive Vice                1997          n/a          n/a              n/a            n/a               n/a
 President                    1996          n/a          n/a              n/a            n/a               n/a


Douglas J. Moritz             1998     $185,000     $100,000              n/a          5,000           $ 5,740
Executive Vice                1997      175,000       92,500              n/a         21,000            11,075
 President                    1996      165,000       70,000              n/a          6,667             5,675


Glenn A. Sonnenberg           1998     $131,250     $ 94,061         $150,000         21,000           $ 5,337
Chief Operating Officer       1997          n/a          n/a              n/a            n/a               n/a
                              1996          n/a          n/a              n/a            n/a               n/a

------------
(1) The amounts reported for 1996 were paid in 1997, the amounts reported for 1997 were paid in 1998, and the amounts reported for 1998 were paid in 1999.

(2) On December 31, 1998, the Company issued 20,000 shares of restricted stock to Mr. Narasimhan. The shares will vest only upon a change of control of the Company resulting in Mr. Narasimhan's termination or the Company's achieving certain performance goals. If the shares do not vest before midnight on June 30, 2000, the restricted stock will be forfeited.

     On December 31, 1998, the Company issued 25,000 shares of restricted stock to Mr. Clarfield and 25,000 shares of restricted stock to Mr. Sonnenberg. These shares will vest (A) if there is a transfer of control of the Company resulting in the stock owner's termination or (B) if the Company achieves certain performance goals. If the shares do not vest before midnight on June 30, 2000, the restricted stock will be forfeited.

     In addition to the above terms, the restricted stock awarded to Messrs. Narasimhan, Clarfield and Sonnenberg may be forfeited under certain other circumstances. The dollar value of each restricted stock award is based on The Nasdaq Stock Market closing price per share of WMF common stock on the date of the award. As of December 31, 1998, the Company had 90,000 outstanding shares of restricted stock with a value of $540,000. Holders of restricted stock are entitled to receive dividends on those shares, if the Company issues dividends.

(3) The options to acquire stock reported for 1996 were granted as options to acquire NHP common stock and were converted into options to acquire shares of the Company's common stock in connection with the spin-off of the Company from NHP.

(4) These amounts represent the Company's payment of life insurance premiums and matching contributions to the Company's 401(k) Retirement Plan.

(5) Mr. Brown terminated his employment with the Company effective November 13, 1998.

Stock Options

     The following table sets forth certain information regarding options granted to the Named Executive Officers during the year ended December 31, 1998.

                                 Options Granted in Last Fiscal Year

                                                                                                   Potential Realizable
                                      Percent of                                                     Value at Assumed
                                        Total                                                        Annual Rates of
                                       Options                                                         Stock Price
                                      Granted in                                                     Appreciation for
                                        Fiscal                      Market Price                       Option Term
                        Options         ------       Exercise        on Grant      Expiration
Name                  Granted (#)       Year (1)   Prices (S/sh)    Date (S/sh)       Date     0%($)      5%($)    10%($)
----                  ----------        -------    ------------     ----------     -------    ------------------------------
Shekar Narasimhan     20,000 (2)         2.4%          $26.12          $29.50      3/31/98      $ 3.38        n/a      n/a

Lawrence A. Brown     43,500 (3)         5.2%          $11.63          $11.63      2/16/08         n/a      $7.31    $18.54
                      87,000 (4)        10.5%          $15.00          $11.63      2/16/08         n/a      $3.94    $15.17
                       1,000 (5)         0.1%          $11.63          $23.75      6/22/98      $12.12        n/a       n/a
                      10,000 (2)         1.2%          $26.12          $29.50      3/31/98      $ 3.38        n/a       n/a

Mitchell D. Clarfield 21,000 (6)         2.5%          $ 9.15          $ 7.38       4/1/08         n/a      $2.87    $ 9.99

Michael H. Greco      43,500 (3)         5.2%          $11.63          $11.63      2/16/08         n/a      $7.31    $18.54
                      87,000 (4)        10.5%          $15.00          $11.63      2/16/08         n/a      $3.94    $15.17
                       1,000 (5)         0.1%          $11.63          $23.75      6/22/98      $12.12        n/a       n/a
                      15,000 (2)         1.8%          $26.12          $29.50      3/31/98      $ 3.38        n/a       n/a

Douglas J. Moritz      5,000 (2)         0.6%          $26.12          $29.50      3/31/98      $ 3.38        n/a       n/a
Glenn A. Sonnenberg   21,000 (6)         2.5%          $ 9.15          $ 7.38       4/1/08         n/a      $2.87    $ 9.99

--------------------

(1) Percentages indicated are based on a total of 830,650 options granted to 54 employees during the fiscal year ended December 31, 1998.

(2) These options were fully vested and immediately exercisable on the grant date of March 26, 1998.

(3) These options vest in five equal installments beginning on February 16, 1998, with the second installment on January 31, 1999, and subsequent installments on January 31 of each of the following three years. Mr. Brown's options were forfeited when he terminated his employment with the Company.

(4) These options were granted on February 16, 1998, subject to vesting over a four-year period if certain performance criteria were met and the holder's continued employment by WMF Capital Corp. These options were terminated when Mr. Brown terminated his employment with the Company and when Mr. Greco transferred his employment from WMF Capital Corp. to Washington Mortgage.

(5) These options were fully vested and immediately exercisable on the grant date of March 23, 1998.

(6) On April 1, 1998, Messrs. Sonnenberg and Clarfield were each granted 21,000 options with an exercise price of $27.25. On November 10, 1998, the options were repriced to $9.15. The options vest annually in 20% increments on January 31 of each year, beginning on January 31, 1999.

Option Exercises and Holdings

     The following table sets forth certain information regarding unexercised and exercised options held by the Named Executive Officers on December 31, 1998.

                                 Aggregated Option Exercises in 1998
                                 and Year-End 1998 Option Values


                                                                    Number of Securities         Value of Unexercised
                                Shares                        Underlying Unexercised Options    In the Money Options at
                              Acquired on      Value               at December 31, 1998           December 31, 1998 (2)
            Name              Exercise(#)   Realized($) (1)    Exercisable   Unexercisable     Exercisable   Unexercisable
            ----              ------------  ---------------  --------------  -------------    -------------  -------------
Shekar Narasimhan                   9,571          $10,815           60,267         50,400               --             --

Lawrence A. Brown                  11,000          $23,670            8,700              0               --             --

Mitchell D. Clarfield                 n/a              n/a                0         21,000               --             --

Michael H. Greco                   13,174          $26,127            8,700         34,800               --             --

Douglas J. Moritz                   1,500          $ 1,695           15,067         12,600               --             --

Glenn A. Sonnenberg                   n/a              n/a                0         21,000               --             --

------------------

(1) Calculated based on the difference between the strike price of the options and The Nasdaq Stock Market closing price per share of WMF common stock on the date of exercise.

(2) Based on The Nasdaq Stock Market closing price of the underlying common stock on December 31, 1998 of $6.00, minus the exercise price. As of December 31, 1998, none of the options held by the Named Executive Officers were in-the-money options.

Report on Repricing of Options

     During 1998, the Company repriced a total of 42,000 options granted to Named Executive Officers. See "Compensation Committee Report on Executive Compensation," below, for an explanation of the basis for such repricing. The following table sets forth certain information regarding all repricing of options held by any of the Company's executive officers between December 8, 1997 and December 31, 1998.

                               Option Repricings

                                           Number of        Market Price
                                          Securities         of Common           Exercise                       Length of Original
                                          Underlying       Stock at Time     Price at Time                         Option Term
Name and Position of                       Repriced        of Repricing       of Repricing       New Exercise      Remaining at
 Executive Officer              Date      Options (#)           ($)               ($)                Price      Time of Repricing
--------------------            ----      ----------      ---------------     ----------------       -----      -----------------
Mitchell D. Clarfield         11/10/98        21,000               $7.375              $27.25          $9.15      9 years, 5 mos.
Executive Vice President

Glenn A. Sonnenberg           11/10/98        21,000               $7.375              $27.25          $9.15      9 years, 5 mos.
Chief Operating Officer

Employment and Related Contracts

     Except as described below, none of the Named Executive Officers has an employment contract with the Company.


     On February 16, 1998, Mr. Greco entered into an eight-year employment contract with the Company, which is subject to re-negotiation after five years. Pursuant to the contract, Mr. Greco receives a $150,000 annual base salary and is eligible for incentive bonuses and stock options. The base salary will be reviewed annually and may be adjusted, with Mr. Greco's consent. In addition, Mr. Greco is entitled to receive a $1,326,150 incentive payment in three annual installments, beginning in 1998. The incentive payment is conditioned on Mr. Greco's employment with the Company for three years, but the Company must pay the incentive payment if Mr. Greco resigns because of the Company's material breach of the employment agreement or if he is terminated without "cause" (as defined below) during that time. In addition to benefits provided generally to all of the Company's executive employees, Mr. Greco is entitled to four weeks of paid vacation per year, liability insurance and a life insurance policy.

     On April 1, 1998, Messrs. Clarfield and Sonnenberg each entered into five-year employment contracts with the Company. Pursuant to the contracts, Messrs. Clarfield and Sonnenberg each receive a $175,000 annual base salary and are eligible for incentive bonuses and stock options. During the first two years of the contracts, Messrs. Clarfield and Sonnenberg will receive up to $65,000 as advances against incentive bonuses earned during the contract period. The base salary amount will be reviewed annually and may be adjusted, with the consent of Messrs. Clarfield and Sonnenberg. In addition to benefits provided generally to all of the Company's executive employees, Messrs. Clarfield and Sonnenberg are entitled to four weeks of paid vacation per year, dining or golf club membership, liability insurance and a life insurance policy.

     If Mr. Greco is terminated without cause, he will be paid his then current salary for one year, plus a pro-rated incentive bonus for the year in which the termination occurs and vesting of all options he owns at the time of his termination. If Mr. Clarfield or Mr. Sonnenberg is terminated without cause, he will be paid his then current salary for one year. Messrs. Clarfield and Sonnenberg are also entitled to a pro-rated incentive bonus for the year in which the termination occurs, vesting of all options owned at the time of termination and incentive compensation for three years following the termination. The amount of incentive compensation is calculated based on the incentive bonus pool for the year preceding the termination and the Company's net income attributable to assets acquired during or immediately after the employment period.

     Messrs. Greco, Clarfield and Sonnenberg are also entitled to the above severance payments if they resign because the Company has materially breached their employment agreements. If upon termination without cause or resignation after the Company's material breach of the employment agreements, Mr. Greco, Mr. Clarfield or Mr. Sonnenberg wishes to be released from certain non-competition agreements with the Company, he may waive his right to severance payments. If Mr. Clarfield or Mr. Sonnenberg is terminated because of a physical or mental disability which prevents him from performing his duties for 180 days out of any 12-month period, he will be entitled to receive $20,000 per month for 12 months after his termination.

     For purposes of the above paragraphs, "cause" is defined as: (A) the engaging by the employee in any act of dishonesty, including the appropriation or attempted appropriation of a material business opportunity of the Company;
(B) the conviction of the employee of a felony, any crime involving moral turpitude, or any other crime which jeopardizes the Company's liability insurance; or (C) a material breach of the employment agreement by the employee, which is not corrected within 30 days.

     Each of the Named Executive Officers has entered into a Key Employee Incentive Award Agreement with the Company, pursuant to which the Named Executive Officer's unvested options will vest immediately and in their entirety upon a "transfer of control" of the Company (as defined below). Additionally, the Company provides certain severance arrangements for Messrs. Narasimhan and Moritz. If such employee is terminated without "cause" (as defined below), that employee will be paid his then current salary for two years in the case of Mr. Narasimhan, as Chief Executive Officer ("CEO"), or for one year in the case of Mr. Moritz.

     If a Named Executive Officer's employment is terminated within 180 days of a "transfer of control" of the Company (as defined below), Mr. Narasimhan, as the CEO, would be paid his then current salary for three years and Messrs. Clarfield, Greco, Moritz and Sonnenberg would each be paid their then current salary for two years. The Company has required each of the Named Executive Officers to agree to refrain from competing in the business of mortgage origination and servicing during his employment with the Company and, after such employment is terminated, for the greater of one year or the period during which such employee is receiving severance benefits. In addition, the Company has required such officers to agree to refrain from disclosing confidential information about the Company during their employment and indefinitely thereafter.

     For purposes of the Key Employee Incentive Award Agreement, "cause" means
(A) the engaging by the employee in any act of dishonesty in connection with the performance of his or her employment duties and responsibilities, (B) the conviction of the employee of a felony, (C) the failure of the employee to perform his or her duties or responsibilities or (D) the inability of the employee to perform his or her duties or responsibilities for a period of more than 120 consecutive days due to physical or mental illness or incapacity. For purposes of the arrangements described in the above paragraph, "transfer of control" means (i) a transfer of a majority of the Company's voting stock outstanding on the day of the transfer, (ii) a sale of substantially all of the Company's assets to any entity or person unaffiliated with the Company, (iii) the consolidation of the Company with, or its merger into, any unaffiliated corporation or (iv) the dissolution of the Company.

Compensation Committee Interlocks and Insider Participation

     The Board of Directors has created a Compensation Committee which consists of Messrs. Eisenson and Winokur. The Compensation Committee is charged with determining the compensation of all executive officers upon consultation with the Chairman of the Board. No member of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. Mr. Eisenson is an officer of Charlesbank, the investment advisor for Demeter, which, with its affiliates, controls 48% of the Company's common stock. Mr. Winokur is an officer of Capricorn Investors II, L.P. ("Capricorn"), which controls 16.90% of the Company's common stock. Demeter and Capricorn have engaged in several transactions with the Company during 1998, as described under "Certain Relationships and Related Transactions."

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-management directors. The Chief Executive Officer of the Company initiates recommendations with respect to base salary, bonus and stock option awards for all executive officers other than himself for the Committee's review. The Committee determines the compensation paid or awarded to the Company's executive officers.

     The Committee's goal is to attract, motivate, and retain an executive management team that can take full advantage of the Company's opportunities for growth and achieve long-term success in an increasingly competitive business environment, thereby increasing stockholder value. The Committee believes that linking a significant portion of an executive's current and potential net worth to the Company's success, as reflected in the stock price, ensures that the interests of management are closely aligned with that of stockholders.

     In deciding on initial base salary for an individual, the Committee considers determinants of the individual's market value, including experience, education, accomplishments and reputation, as well as the level of responsibility to be assumed. The Committee's approach is to offer salaries it believes to be fair and competitive with those of executives with similar responsibilities at companies it considers to be comparable in terms of assets, net revenues and cash flows, based upon such information as the Committee may acquire from annual reports and proxy materials of such other companies, business and industry publications, and other sources as may be available from time to time. In deciding whether to increase the compensation of an individual, the Committee considers the overall contribution of the employee to the performance of the Company, experience gained by the employee and market conditions.

     In determining annual bonuses, the Committee considers each individual's area of responsibility and the specific goals that were achieved in that area of responsibility. For any given executive officer, such goals may include growth in the Company's earnings before interest, taxes, depreciation and amortization, growth in the Company's revenues generated on either an absolute or per unit basis, and completion of major acquisitions or other significant corporate transactions that promote achieving the Company's objectives.

     In keeping with the Company's belief that executive compensation should be linked to the Company's success, the Committee limited the number and amount of bonuses awarded in 1998 to members of the Company's senior management team. Instead, the Committee awarded Mr. Narasimhan shares of restricted stock, which will vest upon the Company's stock prices reaching specified goals. (See "Chief Executive Officer's Compensation" below.) The Company also awarded restricted stock to two other executive officers, in recognition of their increased responsibilities during the latter part of 1998.

     In addition to base salary and bonuses, the Committee recommends the award of stock options under the Company's Key Employee Incentive Plan. In that regard, during the fiscal year ended December 31, 1998, the Committee granted options to purchase 243,500 shares of common stock to its executive officers. The Committee also approved the restriking of 42,000 options from an original exercise price of $27.25 to a new exercise price of $9.15, to conform with the exercise price of options awarded to other senior officers. Further detail regarding this repricing is included above under "Report on Option Repricing." The determination to award options on initial employment is based on the same factors as initial salary award. The determination to award additional options or restrike existing options is based primarily on such individual's performance and as an incentive for future performance.

     Applying these factors to each individual's case is a judgment process, exercised by the Committee with the advice of management. Pursuant to their employment agreements, Messrs. Clarfield and Sonnenberg are compensated in part based on the financial performance of WMF Carbon Mesa. Pursuant to his employment agreement, Mr. Greco is compensated in part according to the financial performance of the capital markets segment of the Company. There is no other intent to relate compensation to the Company's stock price performance, either absolute or relative to peer groups, except as that relationship is implicit in the stock-based compensation plans.

     Chief Executive Officer's Compensation. For Mr. Narasimhan's services as the Company's president and chief executive officer, his compensation has been determined in accordance with the compensation policies outlined above. In lieu of a cash bonus for 1998, the Committee awarded Mr. Narasimhan 20,000 shares of restricted stock, which will vest only if the Company's share price is $12 or above before December 31, 1999, or $15 or above before June 30, 2000. If those goals are not met, the restricted stock is automatically forfeited. In light of the Company's losses and the decline of the Company's stock price in 1998, neither the Committee nor Mr. Narasimhan thought it would be appropriate for him to receive a cash bonus. The Committee believes that stockholders' interests would be best served by linking Mr. Narasimhan's bonus compensation directly to the Company's stock price.

     In addition, Mr. Narasimhan voluntarily took a pay reduction from $275,000 to $225,000 for 1999, to demonstrate his commitment to the Company's cost-cutting goals and its future.

     Compensation Deduction Limit. The Committee has considered the $1 million limit on deductible executive compensation that is not performance-based. The Committee does not believe that the $1 million limit will prevent the Company from deducting any executive compensation expenses established in 1999.

                                    Herbert S. Winokur, Jr.
                                    Michael R. Eisenson

Performance Graph

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of The Nasdaq National Market Index (the "Nasdaq Market Index") and the Standard Industrial Classification Industry Index of Mortgage Bankers & Loan Correspondents (the "SIC Code Index"), for the period commencing December 7, 1997 and ending December 31, 1998.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
          THE WMF GROUP, LTD., NASDAQ MARKET INDEX AND SIC CODE INDEX


                       [PERFORMANCE GRAPH APPEARS HERE]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the year ended December 31, 1998, the Company engaged in the following transactions and is a party to the following agreements with entities in which its directors, director nominee or executive officers have the interests described.

     Effective March 1, 1999, Mr. Cremens and the Company entered into a consulting agreement pursuant to which the Company will pay Mr. Cremens $10,000 per month as compensation for consulting services provided to the Company and its subsidiaries.

     In March 1998, the Company acquired substantially all of the assets of Strategic Real Estate Partners for total consideration of $1,072,000, consisting of cash and 22,000 shares of WMF common stock. Mr. Sonnenberg was the sole owner of Strategic Real Estate Partners. Also in March 1998, the Company acquired a substantial portion of the assets of Carbon Mesa Advisors, Inc., which is wholly owned by Mr. Clarfield and his spouse. As consideration for those assets, Carbon Mesa Advisors received a total of $2,128,000, consisting of cash and 69,000 shares of WMF common stock.

     In addition, during 1998 one of the Company's subsidiaries acquired an option to purchase substantially all of the assets of Carbon Capital Management for $1.75 million in cash and stock. Mr. Sonnenberg owns 48 percent of Carbon Capital Management, and Mr. Clarfield owns 48 percent. On April 2, 1999, the Company and Carbon Capital Management modified the terms of the option, which the Company then exercised. The Company will purchase the assets of Carbon Capital Management for a total of $1.75 million in cash, promissory notes and 30,001 shares of WMF common stock.

     During 1998, the Company engaged in three transactions with Demeter (or its affiliate, Harvard Private Capital Holdings, Inc. ("HPCH")), Phemus and Capricorn. Messrs. Eisenson and Palmer are officers of Charlesbank, which is the investment advisor to Demeter, Phemus and HPCH. Mr. Winokur is the Managing General Partner of Capricorn.

     . On June 12, 1998, the Company, HPCH and Capricorn created a real estate Investment trust called "Commercial Mortgage Investment Trust, Inc." ("COMIT"). The Company owns less than 20 percent of COMIT. WMF Carbon Mesa Advisors, Inc. manages COMIT. Messrs. Narasimhan, Eisenson, Palmer and Sonnenberg are directors of COMIT. Messrs. Sonnenberg and Clarfield are Co-Presidents of COMIT. Mr. Ketcham is the Executive Vice President, Chief Financial Officer and Treasurer of COMIT, and Mr. Welburn is the Executive Vice President and Chief Credit Officer of COMIT.

     . On September 4, 1998, COMIT and the Company entered into a Credit Agreement pursuant to which COMIT loaned the Company $20 million. HPCH contributed $16 million, and Capricorn contributed $4 million, to COMIT to fund the loan. In connection with the loan, the Company issued warrants to COMIT to purchase 1,200,000 shares of WMF common stock at a price of $11.25 per share. COMIT transferred those warrants to HPCH and Capricorn. The Company completed repaying the loan on March 12, 1999, and the warrants have been cancelled.

     . On December 31, 1998, Demeter, Phemus and Capricorn purchased 3,635,972 shares of the Company's Class A Non-Voting Convertible Preferred Stock (the "Class A Stock") for a total purchase price of approximately $16.7 million. Each share of Class A Stock was converted to one share of the Company's common stock on January 14, 1999. Demeter, Phemus and Capricorn further agreed that they would purchase up to a total of 664,028 shares from the Company, to the extent that the Company's rights offering was not fully subscribed. On March 19, 1999, Demeter, Phemus and Capricorn purchased a total of 664,028 shares pursuant to that agreement.

                             FINANCIAL INFORMATION

     The audited financial statements and related financial and business information of the Company for its fiscal years ended December 31, 1998, 1997 and 1996 are contained in the Company's Annual Report, a copy of which is being delivered to Stockholders with this Proxy Statement.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who beneficially own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Based solely on its review of the copies of such reports received by it, the Company believes that during the fiscal year ended December 31, 1998, all filing requirements applicable to its officers, directors and such 10% beneficial owners were complied with.

                            ADJOURNMENT OF MEETING

     In the event that sufficient votes in favor of the election of the nominees for director (the "Nominees") or any other matter presented hereunder are not received by June 10, 1999, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares cast on the question, in person or by proxy, at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of the Nominees and all other such matters. They will vote against any such adjournment those proxies withholding authority to vote on any Nominee and voting against or abstaining with respect to all other such matters. The Company will pay the costs of any additional solicitation and of any adjourned meetings.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Vienna, Virginia, not later than December 29, 1999, for inclusion in the proxy statement for that meeting. In addition, if the Company receives notice of a stockholder proposal after March 14, 2000, the persons named as proxies in the proxy statement for the 2000 Annual Meeting will have discretionary voting authority to vote on such proposal at the 2000 Annual Meeting.


                                    By Order of the Board of Directors,

                                    /s/ BARBARA EKSTROM

                                    Barbara Ekstrom, Secretary

April 28, 1999

     THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                                      PROXY

                               THE WMF GROUP, LTD.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Shekar Narasimhan and Barbara Ekstrom, or either of them, as attorney-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of The WMF Group, Ltd. ("WMF"), which the undersigned is entitled to vote at the annual meeting of stockholders of WMF to be held on June 10, 1999 in the Tyson's Room of the Comfort Inn located at 1587 Spring Hill Road, Vienna, Virginia 22182, at 10:00 a.m. or any adjournment thereof.

              SIDE NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE

     The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for directors and FOR each of the other proposals.

SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                              SIDE

[X]  Please mark
     votes as in
     this example.

     The Board of Directors recommends a vote FOR the nominees identified in
Item 1 and FOR Items 2 and 3.


1. Election of Eight directors for a term expiring in 2000 as set forth in the Proxy Statement.
     Nominees: J. Roderick Heller III, Shekar Narasimhan, Mohammed A. Al-Tuwaijri, Michael R. Eisenson, Tim R. Palmer, John D. Reilly,
     Herbert S. Winokur, Jr., Charles H. Cremens.

           FOR                        WITHHELD
           ALL                        FROM ALL
      NOMINEES   [_____]  [____]      NOMINEES


[_____]   _________________________________________
          For all nominee except as noted above



2.   Ratification of the Appointment of KPMG LLP as Independent Auditors.

                      FOR        AGAINST      ABSTAIN
                   [ _____ ]    [ _____ ]    [ _____ ]



3.   Approval of an amendment to the Company's Key Employee Incentive Plan.

                      FOR         AGAINST      ABSTAIN
                   [ _____ ]    [ _____ ]    [ _____ ]


                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [__]

                    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please give the full corporate name and have a duly authorized officer sign, stating such officer's title. If a partnership, please sign in the partnership name by an authorized person.



Signature:__________________________  Date:______________

Signature:__________________________  Date:______________